EXHIBIT 99.2

BLUE COAT SYSTEMS, INC. UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

FINANCIAL STATEMENTS

The Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations for the six month period ended October 31, 2003 and the year ended April 30, 2003 and the Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of October 31, 2003 are based on the historical financial statements of Blue Coat Systems, Inc. (“Blue Coat” or the “Company”) and Ositis Software, Inc. (“Ositis”) after giving effect to the acquisition of Ositis by Blue Coat on November 14, 2003 under the purchase method of accounting and the assumptions and pro forma adjustments described in the accompanying Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

The Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations are presented as if the combination had taken place on May 1, 2002. The Company anticipates that, following the acquisition, it will incur additional costs associated with the integration of the operations of the two companies. Integration related costs are not included in the accompanying Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

The Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet is presented as if the combination had take place on October 31, 2003 by combining the consolidated balance sheet of Blue Coat as of October 31, 2003 with the balance sheet of Ositis as of October 31, 2003, including the allocation of the purchase price to the Ositis assets acquired and liabilities assumed.

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements are based on the estimates and assumptions set forth in the accompanying notes, including assumptions relating to the allocation of the total purchase price to the assets and liabilities of Ositis based upon estimates of their fair value. The allocation of the total purchase price is preliminary. The actual allocation may differ from those assumptions after the valuation is finalized. The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements are prepared for illustrative purposes only and are not necessarily indicative of the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future.

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements should be read in conjunction with (i) the historical consolidated financial statements of Blue Coat included in Blue Coat’s (a) Annual Report on Form 10-K for the year ended April 30, 2003 and (b) Quarterly Report on Form 10-Q for the three and six months ended October 31, 2003, (ii) the historical consolidated financial statements of Ositis included elsewhere in this Form 8-K/A and (iii) other information pertaining to Blue Coat and Ositis.

BLUE COAT SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

OCTOBER 31, 2003

(amounts in thousands)

	Historical Blue Coat	Historical Ositis	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$36,339	$326	$(348	)(a)	$36,317
Short-term investments	1,440	—			1,440
Accounts receivable, net	4,045	596	(207	)(e)	4,434
Inventories	1,111	60	—		1,171
Prepaid expenses and other current assets	1,610	50	(20	)(e)	1,840
			200	(p)

Total current assets	44,545	1,032	(375)		45,202

Property and equipment, net	2,119	137	(36	)(e)	2,220
Restricted investments	1,991	—	—		1,991
Deposits and other assets	1,006	10	—		1,016
Intangible assets, net	—	—	2,305	(c)	2,154
			(151	)(o)
Goodwill	—	—	7,221	(d)	7,221

Total assets	$49,661	$1,179	$8,964		$59,804

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,619	$639	$—		$2,258
Accrued payroll and related benefits	2,086	285	—		2,371
Accrued royalties	—	230	—		230
Other accrued expenses	4,989	190	685	(f)	11,886
			624	(n)
			5,398	(m)
Deferred revenue	8,167	1,034	(713	)(k)	8,488
Current portion of capital lease obligations	—	42	—		42
Current portion of long-term debt	—	105	—		105

Total current liabilities	16,861	2,525	5,994		25,380

Accrued restructuring	4,419	—	—		4,419
Deferred revenue	1,620	—	—		1,620
Capital lease obligations, less current portion	—	28	—		28
Long-term debt, less current portion	—	305	—		305
Notes payable to founders	—	625	—		625

Total liabilities	22,900	3,483	5,994		32,377

Stockholders’ equity:
Common stock	1	12	(12	)(g)	1
Additional paid-in capital	896,610	203	2,163	(b)	898,816
			(203	)(g)
			43	(i)
Treasury stock	(903)	—	—		(903)
Notes receivable from stockholders	(34)	—	—		(34)
Deferred stock compensation	(165)	—	(1,389	)(p)	(1,554)
Accumulated deficit	(868,751)	(2,519)	2,519	(g)	(868,902)
			(151	)(o)
Accumulated other comprehensive income	3	—	—		3

Total stockholders’ equity	26,761	(2,304)	2,970		27,427

Total liabilities and stockholders’ equity	$49,661	$1,179	$8,964		$59,804

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

BLUE COAT SYSTEMS INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

SIX MONTH PERIOD ENDED OCTOBER 31, 2003

(amounts in thousands, except share and per share amounts)

	Historical Blue Coat	Historical Ositis	Pro Forma Adjustments	Pro Forma Combined
Net sales:
Products	$19,380	$2,407	$—	$21,787
Services	6,448	208	—	6,656

Total net sales	25,828	2,615	—	28,443
Cost of goods sold	8,695	852	—	9,547

Gross profit	17,133	1,763	—	18,896
Operating expenses:
Research and development	5,010	663	—	5,673
Sales and marketing	11,292	719	—	12,011
General and administrative	2,190	248	—	2,438
Legal settlement fees	1,100	—	—	1,100
Restructuring charges	856	—	—	856
Amortization of intangible assets	—	—	304 (h)	304
Stock compensation	408	—	—	408

Total operating expenses	20,856	1,630	304	22,790

Operating income (loss)	(3,723)	133	(304)	(3,894)
Interest income (expense), net	172	(49)	—	123
Other expense	(57)	(2)	—	(59)

Net income (loss) before income taxes	(3,608)	82	(304)	(3,830)
Provision for income taxes	(92)	—	—	(92)

Income (net loss)	$(3,700)	$82	$(304)	$(3,922)

Basic and diluted net loss per common share	$(0.40)	$0.00		$(0.41)

Shares used in computing basic and diluted net loss per common share	9,274,233	20,007,248		9,674,623 (j)

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

BLUE COAT SYSTEMS INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

YEAR ENDED APRIL 30, 2003

(amounts in thousands, except share and per share amounts)

	Historical Blue Coat	Historical Ositis	Pro Forma Adjustments		Pro Forma Combined
Net sales:
Products	$35,827	$4,673	—		$40,500
Services	9,911	62	—		9,973

Total net sales	45,738	4,735	—		50,473
Cost of goods sold	16,990	1,726	—		18,716

Gross profit	28,748	3,009	—		31,757

Operating expenses:
Research and development	11,398	1,238	200	(q)	12,836
Sales and marketing	25,227	2,224	—		27,451
General and administrative	4,819	629	(93	) (l)	5,355
Restructuring charges	1,273	—	—		1,273
Amortization of intangible assets	—	—	608	(h)	608
Write-off of in-process technology	—	—	151	(o)	151
Stock compensation	2,070	—	93	(l)	3,552
			1,389	(q)

Total operating expenses	44,787	4,091	2,348		51,226

Operating loss	(16,039)	(1,082)	(2,348)		(19,469)
Interest income (expense), net	578	(127)	—		451
Other income (expense)	(206)	43	—		(163)

Net loss before income taxes	(15,667)	(1,166)	(2,348)		(19,181)
Provision for income taxes	(261)	(1)	—		(262)

Net loss	$(15,928)	$(1,167)	$(2,348)		$(19,443)

Basic and diluted net loss per common share	$(1.81)	$(0.06)			$(2.16)

Shares used in computing basic and diluted net loss per common share	8,777,365	20,007,120			8,994,114 (j)

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

1. Purchase Price Allocation

On November 14, 2003, Blue Coat completed its acquisition of Ositis. The estimated purchase price of approximately $8,637,000 consists of approximately 400,000 shares of Blue Coat common stock valued at $6,833,000, approximately $1,076,000 in cash, approximately $685,000 in estimated direct transaction costs, and Ositis warrants assumed by Blue Coat valued at approximately $43,000. This estimated purchase price has been allocated to the tangible and intangible assets acquired with the excess purchase price being allocated to goodwill.

The allocation of the estimated purchase price, based on the fair value of certain components, consisted of the following at October 31, 2003 (in thousands):

Consideration and direct transaction costs:
Cash	$1,076	(VII)
Fair value of Blue Coat common stock	6,833	(I),(VII)
Estimated direct transaction costs	685	(III)
Fair value of assumed Ositis warrants	43	(IV)

Total purchase price	$8,637

Allocation of purchase price:
Cash and cash equivalents	$326	(II)
Accounts receivable	389	(II)
Other current assets	90	(II)
Other assets	111	(II)
Liabilities assumed	(3,394	)(II)
Deferred employee compensation	1,589	(VIII)
Identifiable intangible assets	2,305	(V)
Goodwill	7,221	(VI)

Total purchase price	$8,637

(I)	The Blue Coat common shares were valued for accounting purposes using the average market price of $17.07 per share, which is based on the average closing price of Blue Coat’s common stock for a period of five days surrounding the public announcement date (October 29, 2003) of the transaction.
(II)	Assets acquired and liabilities assumed are based on fair values and management assumptions at the acquisition date.
(III)	Estimated direct transaction costs incurred by Blue Coat relate primarily to legal, consulting, and accounting fees and printing costs associated with the acquisition.
(IV)	Ositis warrants assumed by Blue Coat were valued for accounting purposes using the Black-Scholes option valuation model and the following assumptions: volatility – 122%; dividend yield – 0%; expected life – 5 years; and risk-free interest rate – 3.2%.
(V)	To establish the value of the intangible assets, the Company used an income approach, which values an asset based on the earnings capacity of such asset based on the future cash flows that could potentially be generated by the asset over its estimated remaining life. These cash flows are discounted to their present value using a discount rate which would provide sufficient return to a potential investor and an appropriate level of risk. The present value of the cash flows over the life of the asset is summed to equal the estimated value of the asset.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The acquired intangible assets and their estimated useful lives are as follows (in thousands):

Identifiable intangible assets	Amortization period	Amount
Developed technology	3 years	$1,331
Core technology	5 years	340
In-process technology	n/a	151
Customer base	5 years	483

Total		$2,305

(VI)	In accordance with the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets,” the estimated excess of the purchase price over the net identifiable assets acquired (the “Goodwill”) is not amortized in the accompanying pro forma condensed combined consolidated financial statements.
(VII)	Blue Coat paid approximately $348,000 of cash and issued approximately 127,000 shares of its common stock valued at approximately $2,163,000 on the closing date of this acquisition (November 14, 2003). The remaining cash (approximately $728,000) and common stock (approximately 274,000 shares valued at approximately $4,670,000) will be paid/issued on various dates through November 14, 2004 based upon the continued employment by Blue Coat of certain key employees. Such deferred payments were considered additional purchase consideration at the date of acquisition in accordance with EITF Issue No. 95-8, “Accounting for Contingent Consideration Paid to the Shareholders of an Acquired Enterprise in a Purchase Business Combination.”
(VIII)	Purchase consideration associated with deferred payments to be made to the key Ositis employees who were not shareholders of Ositis on the closing date of this acquisition (November 14, 2003) was allocated to deferred employee compensation.

2. Pro Forma Adjustments

Pro forma adjustments giving effect to the acquisition in the unaudited pro forma condensed combined consolidated financial statements are as follows:

(a)	To reflect the payment of cash at the closing of this acquisition as part of the purchase consideration as discussed in Note 1 above.

(b)	To reflect the issuance of shares of Blue Coat common stock at the closing of this acquisition as part of the purchase consideration as discussed in Note 1 above.

(c)	To reflect the estimated fair value of identifiable intangible assets acquired as discussed in Note 1 above.

(d)	To reflect the Goodwill originating from this acquisition as discussed in Note 1 above.

(e)	To reflect the fair value adjustments to tangible assets acquired and liabilities assumed based on management estimates.

(f)	To reflect the estimated direct transaction costs of this acquisition as discussed in Note 1 above.

(g)	To eliminate shareholders’ equity recorded on Ositis’ historical consolidated financial statements as of October 31, 2003.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(h)	To reflect the amortization of identifiable intangible assets on a straight-line basis as discussed in Note 1 above.

(i)	To reflect the fair value of the assumed Ositis warrants as part of the purchase consideration at the closing of this acquisition as discussed in Note 1 above.

(j)	Shares used in computing net loss per share reflects the issuance of approximately 127,000, 20,000, 84,000, 84,000, and 85,000 shares of common stock by Blue Coat on May 1, 2002, July 31, 2002, October 31, 2002, January 31, 2003, and April 30, 2003 as if the transaction had closed on May 1, 2002 for purposes of preparing the unaudited pro forma condensed combined consolidated statements of operations.

(k)	To eliminate deferred revenue recorded on Ositis’ historical consolidated financial statements as of October 31, 2003 in accordance with the provisions of SFAS No. 141, “Business Combinations” and EITF Issue No. 01-03, “Accounting in a Business Combination for Deferred Revenue of an Acquiree.”

(l)	To reclassify non-cash stock compensation expense related to warrants issued to nonemployees.

(m)	To reflect the value of cash and shares of Blue Coat common stock to be issued subsequent to the closing of this acquisition as discussed in Note 1 above.

(n)	To reflect estimated employee severance benefits and facility lease termination costs associated with this acquisition in accordance with EITF Issue No. 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination.”

(o)	To reflect the immediate write-off of in-process technology acquired as discussed in Note 1 above.

(p)	To reflect deferred employee compensation related to the continued employment by Blue Coat of certain key Ositis employees as discussed in Note 1 above.

(q)	To reflect the amortization of deferred employee compensation related to the continued employment by Blue Coat of certain key Ositis employees as discussed in Note 1 above.